ASSET PURCHASE AGREEMENT
BETWEEN


AMERICAN RIVERS OIL COMPANY,
a Wyoming corporation

AND

TRINITY ENERGY CORPORATION,
a Colorado corporation


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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is made and entered into this 4th day of June, 1998 by and between AMERICAN RIVERS OIL COMPANY, a Wyoming corporation ("Seller") and TRINITY ENERGY CORPORATION, a Colorado corporation (the "Purchaser").

BACKGROUND

Seller is the owner of certain assets which Seller desires to sell and transfer to Purchaser and Purchaser desires to purchase and receive from Seller for the consideration and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the promises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

Section 1. Transfer of Assets. Upon and subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer, convey and assign to Purchaser on the date provided in Section 2 hereof, free and clear of all liens and pledges of every kind, character, and description whatsoever, and Purchaser agrees to purchase and acquire from Seller on the said date, the Interests (as "Interests" are defined in Section 1.1 of this Agreement).

1.1 Interests Defined. As used herein, the term "Interests" means the aggregate of all right, title and interest owned by Seller in, to and under the following:

(a) The oil, gas and mineral leases and the operating rights, mineral interests, royalty interests, overriding royalty interests, payments out of production and interests in or under unit agreements described in Exhibit A (the "Leases"), insofar as the Leases cover and relate to the lands and depths also described in Exhibit A (the "Land");

(b) All other contracts, (including but not limited to operating agreements, gas purchase contracts and crude oil purchase contracts) agreements, leases, licenses, permits, easements and orders in any way relating to the Leases or the Land, the operations conducted or to be conducted thereon, or the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto;

(c) All wells (including, without limitation, disposal, supply or injection wells), personal property, fixtures (including, without limitation, plants, gathering systems, pipelines, compressors and dehydration and other treatment facilities), equipment (including, without limitation, inventory and supplies) and improvements as of the date of execution of this Agreement and as of the Closing Date located on the Leases or the Land, or upon lands pooled or unitized therewith, or upon lands covered by said agreements, licenses or easements, or used or obtained in connection therewith or with the operation or maintenance thereof or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, and all original books, files, seismic records and tapes (to the extent Seller may convey ownership or rights concerning the use of same), other records and information of Seller (including without limitation all land, geological geophysical and accounting files and records) pertaining in any way to the Interests.

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1.2 Limited Assumption of Liabilities.  Buyer shall assume and discharge as they become due, the liabilities and obligations accruing from and subsequent to the Closing Date pursuant to the Leases, the contracts, agreements, leases, licenses, permits, easements and orders, and the wells, all as more fully defined at Section 1.1 as the Interests, and no others, excluding any such liability arising due to the nonfeasance or malfeasance of Seller, or due to a breach of such instruments by Seller prior to Closing.

Section 2. The Closing. The sale and purchase provided in this Agreement shall be consummated at a closing to be held at the offices of Astrella & Rice, Denver, Colorado at 9:00 A.M., local time, on the 4th day of June, 1998, or at such other place, time, and date as the parties hereto shall mutually agree upon. The date and event of the sale and purchase are, respectively, hereinafter referred to as the "Closing Date" and the "Closing."

Section 3. Payment of Consideration.

3.1 Basic Amount. The purchase price for the Interests, subject to adjustment as provided in this section, shall be Nine Hundred Thousand Dollars ($900,000.) (the "Purchase Price"), which shall be paid to Seller on the Closing Date in immediately available funds.

3.2 Adjustments in Purchase Price. The Purchase Price shall be decreased by an amount equal to the proceeds received by the Seller for the sale of hydrocarbons produced and sold from the oil and gas properties owned by the Seller since the chart changing, which occurred on or about March 1, 1998, net of all applicable taxes and royalties not reimbursed to the Seller by a purchaser of such hydrocarbons. The adjustment shall be made by check on or before August 4, 1998

3.3 Allocation of Purchase Price. The Purchase Price shall be allocated as set forth in Schedule 3.3 attached hereto.

3.4 Closing Statement. Seller shall deliver to Purchaser not less than two business days before the Closing Date a statement in the form attached hereto as
Exhibit 3.4 (the "Closing Statement") setting forth the adjustments to the Purchase Price provided in Section 3.2. The Closing Statement shall be prepared in accordance with customary accounting principles used in the oil and gas industry.

Section 4. Closing Documents.

4.1 Documents to be Delivered by the Seller. Seller agrees to deliver to the Purchaser at the Closing the following which shall be in form and substance satisfactory to Purchaser and its counsel:

A. Such bills of sale, deeds, assignments, and executed counterparts of assignment and assumption agreements, as shall be reasonably necessary, to transfer to Purchaser all of the Interests, together with written consents of all parties whose consent to such assignment is required.


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B. A certificate executed by Seller pursuant to Section 10.12 of this Agreement;

C. All of the  Seller's  books  and  records  and  other  data  relating  to the
Interests:

D. A copy, certified as of the date of the Closing by the Secretary of the Seller, of the resolutions of the Seller's Board of Directors and the Seller's shareholders, respectively, authorizing the execution, delivery and performance of this Agreement and the related documents; and

E. Incumbency certificates, dated the date of Closing, executed by the Secretary of the Seller, which shall certify by name and title and bear the signature of the officers of the Seller, respectively, authorized to sign this Agreement and the related documents.

4.2 Documents to be Delivered by Purchaser. Purchaser agrees to deliver to Seller at the Closing the following documents which shall be in form and substance satisfactory to the Seller, and its counsel:

A. The Purchase Price;

B. A certificate by Purchaser pursuant to Section 11.2 of this Agreement;

C. A copy, certified as of the date of Closing by the Secretary of Purchaser, of the resolutions of the Purchaser's Board of Directors, authorizing the execution, delivery and performance of this Agreement and the related documents; and

D. An incumbency certificate, dated the date of the Closing, executed by the Secretary of Purchaser, which shall certify by name and title and bear the signature of the officers of Purchaser authorized to sign this Agreement and the related documents.

Section 5. Access to Properties and Records. From and after the date of this Agreement, Seller shall afford to the officers, attorneys, accountants, and other authorized representatives of Purchaser free and full access to the wells, equipment, properties, books and records of the Seller relating to the Interests in order that Purchaser may have full opportunity to make whatever investigation it shall desire of the Interests, provided that the investigation shall not unreasonably interfere with the operations of the Seller.


Section 6. Representations and Warranties of Seller. Seller represents and warrants unto Purchaser that as of the date hereof:

6.1 Due Organization. Seller is a corporation duly organized and in good standing under the laws of the State of Wyoming. Seller has the power to own its properties and assets and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes proper qualification necessary.


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6.2  Authority.  Seller has full  corporate  power and  authority to execute and deliver this Agreement and to perform all of its obligations hereunder in accordance with the terms hereof; all necessary corporate action to authorize this Agreement and the consummation of the transactions contemplated hereby on the part of Seller has been duly and effectively taken, including without limitation, the approval thereof by the Board of Directors of Seller; and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

6.3 Intentionally left blank.

6.4 Real Estate and Mineral Leases. Seller has good and marketable title to the Interests. The Seller is, to the extent described in Schedules 6.4 and 6.5, lessee or holder under the real estate leases, oil and gas leases, including but not limited to leases included within all drilling pools and units, rights-of-way and easements which are included among the Interests, all of which real estate leases, oil and gas leases, rights-of-way and easements are described on Schedule 6.4. The Seller now enjoys and on the Closing Date will enjoy quiet and undisturbed possession under each of said leases, rights-of-way and easements to the extent described in Schedule 6.4 and 6.5. The Seller is vested with good and marketable title to each of said real estate leases, oil and gas leases, rights-of-way and easements.

6.5 Wells. Schedule 6.5 contains a true, correct and complete list of all oil and gas wells in which the Seller has an interest which are among the Interests, including the percentage and type of interest therein.

6.6 Intentionally left blank.

6.7 Physical Condition of Operating Interests. All of the owned and leased real estate included in the Interests and the structures erected thereon and all of the owned and leased tangible personal property included in the Interests are accepted by Buyer as is. Seller makes no representations as to the condition of the equipment and fixtures.

6.8 Intentionally left blank.

6.9 Intentionally left blank.

6.10 Processing,  Sale and Transportation of Production.  Except as described in
Schedule 6.10, the Seller has not produced or sold gas subject to balancing rights of third parties (including without limitation other owners of interests in the Land and purchasers of production therefrom) or subject to balancing duties under governmental requirements, and the Seller is not obligated by virtue of any prepayment made under any production sales contract or any other contract containing a take-or-pay clause, or under any similar arrangement, to deliver oil, gas or other minerals produced from or allocated to any of the Interests at any time after the Effective Time without receiving full payment therefor at the time of delivery. Except as described in Schedule 6.10, the Seller has not collected any proceeds from the sale of hydrocarbons produced from the Interests which are subject to refund. Except as set forth in Schedule 6.10, proceeds from the sale of oil, gas and natural gas liquids from the

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Interests are being  received by the Seller in a timely manner and are not being held in suspense for any reason. Seller has described in Schedule 6.10 and made available to Purchaser for examination all contracts and agreements (other than routine division orders terminable by the Seller upon less than sixty (60) days' notice) pursuant to which hydrocarbons produced from the Interests are treated, compressed, sold, transported, processed or otherwise disposed of or marketed. Except as disclosed in Schedule 6.10, no person has any call upon, option to purchase or similar rights with respect to the Interests or to the production therefrom.

6.11 Environmental Matters. Except as disclosed in Schedule 6.11, the Seller, to the best of Seller's knowledge, with respect to its respective ownership or operation of the Interests (i) is currently in compliance with all applicable environmental laws, (ii) has not materially violated any applicable environmental law in effect prior to the date hereof, (iii) is unaware of any present requirements of any applicable environmental law which is due to be imposed which will increase its cost of complying with the environmental laws. As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, including without limitation (a) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata; (b) the manufacturing, processing, sale, generation, treatment, storage, disposal, labeling or other management of any waste, hazardous substance or hazardous waste, and (ii) "Hazardous Substance" and "Hazardous Waste," include any substance defined as such by an applicable environmental law.

6.12 Regulatory Jurisdiction. Neither the ownership nor the operation of the Interests by the Seller is currently subject to certificate authority or rate regulation under the Natural Gas Act or the Natural Gas Policy Act as an interstate pipeline, natural gas company, marketing affiliate or other federally jurisdictional entity, nor subject to certificate authority or rate regulation under the applicable law of the State of Colorado as a public utility.

6.13 No Adverse Changes. Except as set forth on Schedule 6.13 hereto, since March 1, 1998, there has not been:

(a) any mortgage or pledge of, or creation of any lien, pledge, charge, security interest or encumbrance respecting the Interests, except for liens of current property taxes not yet due and payable;

(b) any damage, theft, destruction or casualty loss, whether or not covered by insurance, adversely affecting the Interests;

(c) any sale, lease, transfer or assignment of the Interests;

(d) any loss, waiver or release of any material rights of the Seller with respect to the Interests, whether or not in the ordinary course of business or consistent with past practice;

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(e) the negotiation or execution of any arrangement,  agreement or understanding with respect to the Interests to which the Seller is a party which cannot be terminated on notice of thirty days or less without cost or penalty; and

(f) any other transaction, contract or commitment entered into by the Seller with respect to the Interests otherwise than in the ordinary course of business.

6.14 Claims or Litigation. Except as disclosed in Schedule 6.14, there is neither any suit, action, claim, investigation or other proceeding pending or threatened before any court or governmental agency, board, department, commission, bureau, or instrumentality (including but not limited to any federal, state, local or foreign governmental agency or body concerned with the control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, safety or health, zoning or land use), against the Seller or, to the best knowledge and belief of Seller, any state of facts existing which could give rise to any such proceedings; and Seller is not in violation of any order, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency which would adversely affect the Interests.

6.15 Compliance with Laws. The Seller has complied in all material respects with all applicable laws, statutes, rules and regulations and orders of federal, state, local and foreign governments and governmental agencies applicable to it and its business, assets, properties and operations and no claim of violation (or basis therefor) of any such laws or regulations exists on the date hereof.

6.16 Intentionally left blank.

6.17 Intentionally left blank.

6.18 Consents and Approvals. Except as set forth on Schedule 6.18 hereto, there are no authorizations, consents, approvals or notices required to be obtained or given by the Seller or waiting periods required to expire, in order that the Interests be transferred to Purchaser and otherwise that this Agreement and the transactions provided for herein may be consummated by Seller.

6.19 Disclosure. The Seller has disclosed all material facts relating to the Interests of which Seller, its officers and/or directors has knowledge including business conditions (financial and otherwise) and operations of the Seller in this Agreement (including the Schedules hereto). Neither this Agreement nor any other document, certificate, exhibit, statement, or schedule furnished or to be furnished by or on behalf of the Seller to Purchaser in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact of which Seller, its officers and/or directors has knowledge, or omits or will omit to state a material fact of which Seller, its officers and/or directors has knowledge, necessary to make the factual statements contained therein, in light of the circumstances under which made, not misleading.

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6.20 Conflicts. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated by this Agreement shall not, (a) violate or be in conflict with, or require the consent of any person or entity under any provision of the governing documents of the Seller, (b) conflict with, result in a breach of, or constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Seller is a party, (c) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Seller, or (d) result in the creation of any lien, charge or encumbrance on any of the Interests.

6.21 Enforceability. This Agreement has been duly executed and delivered by Seller and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, or other similar laws affecting the rights of creditors generally or equitable principles (collectively, "Equitable Limitations"). At the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered and shall constitute its legal, valid and binding obligations enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

Section 7. Representations and Warranties of Purchaser. Purchaser represents and warrants unto Seller that:

7.1 Due Organization. Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Colorado.

7.2 Authorization. Purchaser has full power, in accordance with law, to execute and perform this Agreement, and such execution and performance does not conflict with any charter or bylaw provision of the Purchaser or with any contract to which Purchaser is a party, or to which it is subject. The Board of Directors of the Purchaser has authorized, or before the Closing shall have authorized, this Agreement, the transactions contemplated herein, and their execution by the Purchaser.

7.3 Enforceability. This Agreement has been duly executed and delivered on behalf of Purchaser, and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by Equitable Limitations. At the Closing all documents required hereunder to be executed and delivered by Purchaser shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

7.4 Conflicts. The execution and delivery of this Agreement by the Purchaser does not, and the consummation of the transactions contemplated by this Agreement shall not, (a) violate or be in conflict with, or require the consent of any person or entity under any provision of the Purchaser's Certificate of Incorporation, bylaws or other governing documents, (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both, would constitute a default) under any agreement or instrument



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to which  Purchaser is a party or is bound,  or (c) violate any  provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Purchaser.

7.5 Available Funds. Purchaser will have available at Closing sufficient funds to enable Purchaser to pay in full the Purchase Price, as adjusted, in immediately available funds.

Section 8. Survival of Representations and Warranties. The liability of Seller and Purchaser under each of their respective representations and warranties contained in this Agreement shall survive the Closing and execution and delivery of the assignments contemplated hereunder, subject to the limitations contained in Section 11.1; provided, however, that notwithstanding any other provisions of this Agreement, representations and warranties made with respect to taxes shall survive throughout the applicable statute of limitations period(s) for such taxes. No investigation, verification, or approval by any party hereto or by anyone on behalf of any of such parties shall limit or affect Purchaser's right to rely upon the representations, warranties, covenants and agreements of Seller set forth in this Agreement.

Section 9. Additional Agreements of the Parties.

9.1 Examination of Title; Title Defects.

From the date hereof to the Closing Date, Seller shall provide Purchaser full opportunity to examine the Interests, including but not limited to examining the following to the extent that such materials are in the possession of or available to Seller:

(a) All title opinions and reports pertaining to the Interests;

(b) All abstracts of title and status reports pertaining to the Interests;

(c) All documents comprising the Interests, prior conveyances of interests therein or interests created thereby, unitization, communitization, pooling and operating agreements, division and transfer orders, mortgages, deeds of trust, security agreements, financing statements and other instruments of encumbrance, together with all other contracts and documents affecting the title to or the value of the Interests;

(d) All spacing, pooling, unitization, exception, allowable and other orders of any local, state or Federal court, agency, commission or other regulatory authority in any way relating to the Interests or the operation thereof;

(e) The payment of delay rentals, shut-in royalties, royalties and other payments due under the Interests;

(f) The payment of ad valorem, property, business and occupation, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production or removal of hydrocarbons or the receipt of proceeds therefrom attributable to the interests;

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(g) All  ownership  maps and  surveys  relating to the  Interests  and the lands affected thereby;

(h) All lease records, production records and data sheets relating to the Interests and to bonuses, delay rentals, shut-in royalties and royalties payable thereunder;

(i) All division and transfer orders and all purchase, sale, gathering, processing, exchange, transportation and similar agreements relating to the sale, treatment, transportation or marketing of production from the Interests;

(j) All bonds, insurance policies, leases, permits, easements, licenses, salt water disposal agreements, gas balancing agreements, pumping or pumper's agreements and other agreements in any way relating to the Interests or the operation thereof;

(k) All records relating to the inventory of all personal property and fixtures included in the Interests;

(l) All records pertaining to the billing for and payment of costs and expenses attributable to the Interests;

(m) All regulatory filings relating to the Interests, including without limitation, all applications and determinations under the Natural Gas Policy Act of 1978 ("NGPA"); and

(n) All other records, files, reports and documents in Seller's possession pertaining to the Interests as Purchaser reasonably may request.

A "Title Defect" shall be deemed to include any lien, claim, defect, encumbrance or deficiency such that the Seller does not have good and marketable title to a particular item of the Interests, or such that the net revenue interests of the Seller are otherwise less than, or the working or cost bearing interests of the Seller are otherwise more than those set forth in Exhibit A, provided, no Permitted Encumbrance shall constitute a Title Defect. "Permitted Encumbrances" are, except as otherwise provided herein, comprised of (i) matters described without material omission in Exhibits and Schedules attached hereto, (ii) royalties, overriding royalties, production payments and other burdens on production which do not reduce the net revenue interest of an item of the Interests to less than the interests set forth in Exhibit A, (iii) liens for taxes, labor and materials where payment is not due, (iv) regulatory authority of governmental agencies not presently or previously violated, easements, surface leases and rights, plat restrictions, contractual burdens and similar encumbrances, provided that they do not detract from the value or increase the cost of operation of any item of the Interests, and (v) regulatory filings with and consents by regulatory authority if they are customarily obtained subsequent to the sale or conveyance.

9.2 Environmental Audit; Environmental Defects. Purchaser may at its sole cost and discretion perform, or may have a third party perform prior to Closing, an environmental audit of the Interests to determine if there exist any conditions attributable to the Interests which violate any laws, rules, orders, regulations or statutes of any Federal, state, local or provincial agency with respect to any waste material or hazardous substances on or included with the Interests or the presence, disposal, release or threatened release of waste material or


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hazardous  substance from the Interests into the atmosphere or into or upon land or any water course or body of water including ground water ("Environmental Defect"). The results of any environmental audit will be provided to Seller.

9.3 Notification of Defects. Purchaser shall from time to time upon discovery, but in no event later than three (3) days prior to Closing, notify Seller in writing of any Title Defects or Environmental Defects discovered by Purchaser with respect to the Interests. If Purchaser's title examination and/or environmental audit reveal items of the Interests having an aggregate diminution in value due to Title Defects and/or Environmental Defects of five percent (5%) or more of the adjusted Purchase Price due at Closing, then, if such defect(s) are not cured to the reasonable satisfaction of Purchaser prior to the Closing Date, Purchaser shall have the right to terminate this Agreement in its entirety.

9.4 Delivery of Books and Records. Seller shall deliver to Purchaser, as soon as practicable after the Closing Date (but in no event more than thirty (30) days after the Closing Date), all original, unrestricted books, files, records and other information of Seller (including, without limitation, all land, geological, geophysical and applicable accounting files, records and other material) relating to the Interests, or copies thereof at Purchaser's expense. For a period of three (3) years after the Closing Date, Purchaser shall permit Seller reasonable access to such files and records.

9.5 Transfer of Operations. Seller shall use all reasonable efforts to cause the Purchaser, its successors and assigns, to be and remain the designated operator under applicable contracts and regulatory orders of all Wells, units and properties included in the Interests.

9.6 Insurance and Bonds. Seller will, at its expense, maintain in full force and effect until the Closing Date, all policies of insurance and all surety and other bonds to which the Seller is a party with respect to the Interests. To Seller's knowledge, such policies provide adequate coverage in adequate amounts to insure the Interests in accordance with practices in the industry.

9.7 Further Assurances. From time to time (whether at or after Closing), as and when requested by the other, Seller and Purchaser or their successors or assigns will execute, acknowledge and deliver all such instruments and documents and take such other action as such parties may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby and to transfer to Purchaser the Interests.

9.8 Condemnation, Casualty Loss or Claims. If, after the execution of this Agreement, and prior to the Closing Date, any item of the Interests is damaged or destroyed by fire or other casualty, is taken under the right of eminent domain, or proceedings for such purposes are pending or threatened, or if any item of the Interests is made the subject of any pending or threatened suit, action or other proceeding before any court or governmental agency, then the existence of such a circumstance shall be treated as if the item of the Interests affected thereby were subject to a Title Defect; provided, if Purchaser shall elect to waive such defects affected by damage, destruction or other casualty, or taken under eminent domain, then all sums paid to Seller by reason of the damage, destruction or taking of such item of the Interests, and all of the right, title and interest of the Seller in and to any unpaid awards or other payments from third parties, and any claims, causes of action or demands against third parties, arising out of such damage, destruction, taking or pending or threatened taking, shall be assets of the Seller included within the Interests to which Purchaser shall be entitled. Prior to the Closing Date, Seller shall not voluntarily compromise, settle or adjust any such rights to awards or other payments, or any such claims, causes of action or demands without the prior written consent of Purchaser.

9.9 Consents, Preferential Rights to Purchase. Promptly after execution hereof the Seller will proceed diligently to solicit any consents to the transfers contemplated hereby which are required to be obtained from third parties and will give all notices required by existing contracts with respect to preferential rights to purchase on the part of third parties and to obtain waivers of such preferential rights. Properties subject to Preferential Rights are listed on Schedule 9.9. Any item of the Interests which requires the consent of a third party for transfer where such consent cannot be obtained prior to the Closing Date (other than routine consents required in connection with Federal, state and Indian leases), or which is subject to a preferential right to purchase which has not expired and has not been waived prior to the Closing Date, may, at Purchaser's option, be treated as an excluded interest, and the Purchase Price shall be adjusted downward by the agreed values of each such items of the Interests. The form of notice to preferential rights holders, if any are required, is attached hereto and made a part hereof as part of Schedule
9.9. Promptly upon receipt of any written communication from a preferential rights holder or a party whose consent is required, in response to the Seller's said notices, Seller shall give notice thereof by forwarding such responses by facsimile transmission to Purchaser at Trinity Energy Corporation, Attention:
Karl Kimmich, fax number (412) 444-7502 and to Sherrard, German and Kelly, P.C., fax number (412) 261-6221, Attention: Joseph L. Robinson.

Section 9.10 Release of Claims. Seller, on behalf of itself and its officers, directors, successors and assigns, upon the transfer of the Interests to Purchaser by having closed the sale of the Interests hereunder, shall be deemed conclusively to have released Purchaser and waived any and all claims, suits, actions, causes of action or any other claims of any nature whatsoever against Purchaser arising from or related to Purchaser's operation of the Interests prior to Closing, including but not limited to those claims set forth in the letters of Seller's legal counsel to Purchaser dated April 15, 1998 and April 21, 1998, copies of which letters are attached hereto as Schedule 9.10.

Section 10. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to the conditions that, at or prior to the Closing Date:

10.1 Execution of Agreement. This Agreement shall have been signed by Seller obligating and committing Seller to sell to Purchaser all of the Interests, and Seller shall at the Closing on the Closing Date deliver to Purchaser all of the items in Section 4.1 of this Agreement and Seller shall in addition fully comply with the terms and provisions hereof, it being understood and agreed that the obligation of Purchaser to purchase the Interests is conditioned upon performance hereunder by Seller.

10.2 Compliance. All of the terms, covenants, and conditions of this Agreement to be complied with or performed by Seller at or before the Closing Date shall have been duly complied with and performed.

10.3. Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Section 6 hereof shall be true on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. The provisions of this paragraph shall be self executing, and Seller, by having closed the sale of the Interests hereunder, shall be deemed conclusively to have certified at Closing that all such representations and warranties were true on and as of the Closing Date.

10.4. No Adverse Effect. The Interests shall not have been materially adversely affected as a result of any fire, accident, or other casualty or any act of God or the public enemy, unless they shall have been protected and fully covered by insurance.

10.5. No Adverse Change. There shall have been no changes in the Interests since the execution of this Agreement, other than changes in the ordinary course of business that do not have a materially adverse effect on the value of the Interests.

10.6. Intentionally left blank.

10.7 Authorizations. All authorizations, approvals, and consents of any governmental authority or agency necessary in connection with the sale and transfer of the Interests to Purchaser or for the continued operation of the Interests in the manner in which the Interests are now conducted after such transfer, shall have been secured.

10.8 Consents. Seller shall have received all consents, permissions, novations and approvals by third parties necessary for the sale and transfer of the Interests.

10.9 Litigation. No action or proceeding shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation thereof.

10.10 Preferential Rights. With respect to all Interests which are subject to a preferential purchase right, either (a) such preferential purchase rights shall have been waived or terminated by the holders thereof or lapsed in accordance with their terms, or (b) the Seller shall have received notice that the holder of such preferential purchase rights intends to exercise such preferential purchase rights.

10.11 Intentionally left blank.

10.12 Certificate. Seller shall have executed and delivered to Purchaser on the Closing Date a certificate, dated that date, to the effect of each of the provisions of Paragraphs 10.1 through 10.10 of this Section.

Section 11. Conditions to Obligations of Seller. The obligations of Seller under this Agreement are, at the option of Seller, subject to the condition that, at or before the Closing Date:

11.1 Compliance. All the terms, conditions, and covenants of this Agreement to be complied with and performed by Purchaser at or before the Closing Date shall have been duly complied with and performed.

11.2 Certificate. Purchaser shall have executed and delivered to Seller on the Closing Date a certificate, dated that date, to the effect of each of the provisions of this Section.

Section 12. Indemnification by Seller.

A. Seller shall defend, indemnify and hold Purchaser harmless from and against any and all claims, liabilities, damages, losses and expenses, including reasonable attorneys' fees and expenses and costs of suit, (i) arising out of any and all inaccurate representations and out of any and all breaches of covenants and warranties and stipulations and agreements and certifications made by or on behalf of Seller, in this Agreement or in any document required to be delivered hereunder, including without limitation any schedule or exhibit attached hereto, and (ii) arising out of or resulting from any occurrence prior to the Closing Date and not disclosed herein or in documents required to be delivered hereunder, including without limitation any schedule or exhibit attached hereto. Notwithstanding the foregoing, Seller shall not have any obligation to indemnify Purchaser in connection with any loss, liability or damage caused, wholly or in part, by Purchaser or its affiliates after the Closing, or arising from the ownership or operation of the Interests after the Closing by Purchaser, any of their affiliates or any other party or the operation of the Interests by Purchaser prior to the Closing.

B. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have no liability for any misrepresentation or breach of warranty under this Agreement to the extent that: (i) the breach of warranty or the falsity of the representation upon which such liability would be based is disclosed in any of the contracts and documents referred to in this Agreement, in the schedules attached hereto or in any other contracts, documents, records or other instruments made available to Purchaser, or (ii) such liability is based upon a claim, assessment or deficiency for federal, state and/or local income or franchise taxes which arise from adjustments which have the effect only of shifting income, credits and/or deductions from one fiscal period to another.

C. Notwithstanding anything to the contrary contained in this Agreement, there shall be excluded from the sale, transfer, conveyance and assignment contemplated hereunder, any debt, liability or obligation of, or claim against, Seller.

Section 13. Indemnification by Purchaser. Purchaser shall defend, indemnify and save Seller harmless from and against (a) any and all claims, liabilities, damages, losses and expenses, including reasonable attorneys' fees and expenses and costs of suit (collectively, "Losses"), arising out of any and all inaccurate representations and out of any and all breaches of covenants and warranties and stipulations and agreements and certifications made by or on behalf of Purchaser in this Agreement or in any document delivered hereunder, and (b) any Losses suffered or incurred by Seller arising from the ownership or operation of the Interests after the Closing Date by Purchaser or any of its affiliates.

Section 14. Intentionally left blank.

Section 15. Intentionally left blank.

Section 16. Arbitration.

16.1 Binding Arbitration. On the request of any party hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

16.2 Governing Rules. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

16.3 Arbitrators. Any arbitration shall be conducted before one arbitrator. The arbitrator shall be a practicing attorney licensed to practice in the State of Colorado who is knowledgeable in the subject matter of the Dispute selected by agreement between the parties hereto. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

16.4 Conduct of Arbitration. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Denver, Colorado. The arbitrator shall be empowered to impose sanctions and to take such other actions as the arbitrator deems necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees but not punitive damages to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

16.5 Costs of Arbitration. All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator, shall be paid by Purchaser and Seller equally unless otherwise awarded by the arbitrator.

Section 17. Expenses. Seller shall pay its own expenses and costs, including, without limitation, all counsel fees and transfer taxes, and Purchaser shall pay its expenses and costs in connection with this Agreement and the transactions contemplated hereby, including any recording costs.

Section 18. Notice. "Notice" means any notice, demand, request, or other communication or document to be provided under this Agreement to a party to this Agreement. The Notice shall be in writing and shall be given to the party at its address or telecopy number set forth below or such other address or telecopy number as the party may later specify for that purpose by notice to the other party. Each Notice shall, for all purposes, be deemed given and received:

A. If given by telecopy, when the telecopy is transmitted to the party's telecopy number specified below and confirmation of complete receipt is received by that transmitting party during normal business hours or on the next business day if not confirmed during normal business hours;

B. If hand delivered to a party against receipted copy, when the copy of the notice is receipted;

C. If given by a nationally recognized and reputable overnight delivery service, the day on which the notice is actually received by the party; or

D. If given by any other means or if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the United States Postal Service, at the address of the party specified below:

If to Seller:
American Rivers Oil Company
700 East Ninth Avenue
Suite 106
Denver, CO  80203
Telecopy:  303/832-2404
Attention:  Karlton Terry

With a copy to:
William R. Roberts, Esquire
Holme Roberts & Owen LLP
1401 Pearl Street, Suite 400
Boulder, CO  80302-5314
Telecopy:  303/444-1063

If to Purchaser:
Trinity Energy Corporation
5636 North Montour Road
Gibsonia, PA 15044
Telecopy No.: (412) 444-7502
Attention:  Karl C. Kimmich

With a copy to:
Joseph L. Robinson, Esquire
Sherrard, German & Kelly, P.C.
35th Floor
One Oliver Plaza
Pittsburgh, PA 15222-2602
Telecopy No.: (412) 261-6221

If any Notice is sent by telecopy, the transmitting party may as a courtesy send a duplicate copy of the Notice to the other party by regular mail. In all events, however, any Notice sent by telecopy transmission shall govern all matters dealing with delivery of the Notice, including the date on which the Notice is deemed to have been received by the other party.

The provisions above governing the date on which a Notice is deemed to have been received by a party to this Agreement shall mean and refer to the date on which a party to this Agreement, and not its counsel or other recipient to which a copy of the Notice may be sent, is deemed to have received the Notice.

If Notice is tendered under the provisions of this Agreement and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date provided in this Agreement.

Section 19. Miscellaneous

19.1. Broker's Fees - Seller's Indemnification. Seller shall indemnify Purchaser against, and hold it harmless from, any and all liabilities, including, without limitation, counsel fees and other costs of defending against liabilities for a brokerage commission, to any person, firm, or corporation for any brokerage commission or finder's fee in connection with any of the transactions contemplated by this Agreement, arising out of acts by the Seller.

19.2. Broker's Fees - Purchaser's Indemnification. Purchaser shall indemnify the Seller against, and hold it harmless from, any and all liabilities, including, without limitation, counsel fees and other costs of defending against liabilities for a brokerage commission, to any person, firm, or corporation for any brokerage commission or finder's fee in connection with any of the transactions contemplated by this Agreement, arising out of acts by Purchaser.

19.3 Integration. This instrument contains the entire agreement between the parties hereto with respect to the transaction contemplated hereby and shall not be changed or terminated except by written amendment signed by the parties hereto. Neither party has made any representations to the other except as set forth in this Agreement or in the schedules hereto.

19.4 Exhibits and Schedules. All exhibits and schedules referred to herein are attached hereto and by this reference made a part hereof.

19.5 Counterparts. This Agreement may be executed in any number of counterparts, and all counterparts executed by Purchaser and Seller together shall constitute one and the same agreement, and it shall not be necessary for Purchaser and Seller to execute the same counterpart hereof.

19.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, no assignment by any party shall relieve such party of any of its obligations hereunder.

19.7 Section Headings. The section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

19.8 Superseding Effect. This Agreement supersedes any prior agreement and understanding between the parties with respect to the subject matter of this Agreement.

19.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed entirely therein.

19.10 Waivers. No party's rights hereunder will be deemed waived except by a writing signed by such party. Without limitation, the occurrence of the Closing shall not be deemed a waiver of any party's rights except its right to refuse to close.

19.11 Intentionally left blank.

19.12 Construction. This Agreement shall not be construed against the party preparing it, but shall be construed as if both parties prepared this Agreement. This Agreement is not intended to confer any rights or remedies upon any other persons who or which are not parties hereto.

19.13 Assignment. Neither Seller nor Purchaser may assign its rights or delegate its duties or obligations arising under this Agreement, in whole or in part, by operation of law or otherwise, before Closing, without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ATTEST:                                      SELLER:
                                             AMERICAN RIVERS OIL COMPANY

By: /s/ Pam Holly                            By: /s/ Karlton Terry
Secretary                                    President


ATTEST:                                      PURCHASER:
                                             TRINITY ENERGY CORPORATION


By: /s/ Joseph L. Robinson                   By: /s/
Assistant Secretary                          President